
                                                                                                                      Exhibit A-3
                                                                                                                       (Unaudited)

                                                  Nicor Inc.
                                Consolidating Statement of Retained Earnings
                                   For The Year Ended December 31, 2003
                                                 (Millions)
                                                                                                          Nonoperating
                                                                                                 Other    Subsidiaries,
                                                                    Nicor Energy   Tropical   Operating  Adjustments
                                             Nicor      Birdsall,   Ventures        Bahamas     Subsid-       and
                                 Nicor Inc.  Gas        Inc.  (a)   Company  (b)     Ltd.       iaries    Eliminations Consolidated
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------

Balance at beginning of year     $   623.9   $  424.5   $   173.6   $        5.4   $   36.7   $     0.9   $    (641.2) $     623.8

Net income (loss)                    105.2       83.0        20.6            4.9        7.4         2.6        (118.4)       105.3

Dividends on common stock            (81.9)     (65.0)      (17.0)             -          -           -          82.0        (81.9)

Dividends on preferred stock          (0.1)      (0.2)          -              -          -           -           0.2         (0.1)

Rounding                                 -          -        (0.1)             -          -           -           0.1            -
                                 ----------  ---------  ----------  -------------  ---------  ----------  ------------ ------------

Balance at end of year           $   647.1   $  442.3   $   177.1   $       10.3   $   44.1   $     3.5   $    (677.3) $     647.1
                                 ==========  =========  ==========  =============  =========  ==========  ============ ============


(a) From Birdsall, Inc. consolidated column on Exhibit A-6.
(b) From Nicor Energy Ventures Company consolidated column on Exhibit A-9.

Note: Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.
